Exhibit 5.2

June 29, 2011

CONSENT

TO:           Canadian Pacific Railway Limited

Dear Sirs/Mesdames:

Reference is made to the short form base shelf prospectus dated June 29, 2011 (the "Prospectus") forming part of the registration statement on Form F-10 filed by Canadian Pacific Railway Limited with the U.S. Securities and Exchange Commission.

We hereby consent to the reference to our firm's name in the Prospectus under the heading "Legal Matters".

Yours truly,

MACLEOD DIXON llp

(signed) "Macleod Dixon LLP"